UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 25, 2025

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(Address of principal executive offices including zip code)

(312) 471-6720

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Purchase Agreement

On August 27, 2025, VCP23, LLC (the “Seller”), an indirect wholly-owned subsidiary of Green Thumb Industries Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Agrify Corporation (“Agrify”) pursuant to which the Company sold to Agrify all of the equity interests in VCP IP Holdings, LLC (“VCP”). The Company is an indirect owner of 35% of the outstanding shares of common stock of Agrify (“Agrify Common Stock”), and Benjamin Kovler, Chairman and Chief Executive Officer of the Company, also serves as Chairman and Interim Chief Executive Officer of Agrify. The assets of VCP consist primarily of intellectual property rights to several brands (the “Brands”), including RYTHM, Beboe, Dogwalkers, Doctor Solomon’s, &Shine and Good Green. The purchase price for the equity interests in VCP under the Purchase Agreement consisted of cash consideration of $50 million (the “Purchase Price”).

The Purchase Agreement includes customary representations and warranties and covenants of the parties. Subject to certain customary limitations, (i) the Seller will indemnify Agrify and its affiliates, officers, directors and other agents against certain losses related to breaches of the Seller’s representations, warranties or covenants, pre-closing taxes, or any indebtedness of VCP outstanding at closing, and (ii) Agrify will indemnify the Seller and its affiliates, officers, directors and other agents against certain losses related to breaches of Agrify’s representations, warranties or covenants.

The foregoing summary of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated by reference herein.

License Agreement

On August 27, 2025, immediately following the closing under the Purchase Agreement, VCP, a wholly-owned subsidiary of Agrify following the closing, entered into a Trademark and Recipe License Agreement (the “License Agreement”) with GTI Core, LLC (“GTI Core”), an indirect wholly-owned subsidiary of the Company. Under the License Agreement, VCP granted to GTI Core a license to use certain intellectual property related to the Brands. The consideration payable by GTI Core for the license rights consists of a monthly license fee, payable in cash, based on sales of products using the licensed intellectual property as set forth in the License Agreement.

The License Agreement will automatically terminate upon certain insolvency events involving GTI Core and may be terminated by GTI Core beginning on the five year anniversary date of the License Agreement. The License Agreement includes customary representations and warranties and covenants of the parties. GTI Core will indemnify VCP against certain losses related to breaches of GTI Core’s representations, warranties or covenants, and VCP will indemnify GTI Core against certain losses related to breaches of VCP’s representations, warranties or covenants or certain claims relating to the licensed intellectual property.

The foregoing summary of the License Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the License Agreement, which is filed as Exhibit 10.2 hereto, and which is incorporated by reference herein.

Convertible Note

On August 25, 2025, RSLGH, LLC (“RSLGH”), an indirect wholly-owned subsidiary of the Company, made a loan to Agrify, and Agrify issued a Secured Convertible Note to the Company with an aggregate original principal amount of $45 million (the “Note”) to RSLGH. The Note is a secured obligation of Agrify and will rank senior to all indebtedness of Agrify except for the Secured Convertible Notes issued to RSLGH on November 5, 2024 (the “November 2024 Note”) and to RSLGH and other investors on May 22, 2025 (the “May 2025 Notes” and, collectively with the November 2024 Note, the “Existing Notes”), which rank on parity with the Note and other notes issued simultaneously with the Note. The Note will mature on February 25, 2027 and will accrue interest based on a 10.0% annualized interest rate, with interest to be paid on the first calendar day of each September and March while the Note is outstanding. beginning March 1, 2026, in cash, Agrify Common Stock, or pre-funded warrants to purchase Agrify Common Stock (“Pre-Funded Warrants”) at the election of the holders of a majority in interest of the outstanding Notes. The principal amount of the Note will be payable on the maturity date.

To the extent any Pre-Funded Warrants are issued, each Pre-Funded Warrant will be exercisable upon issuance into one share of Agrify Common Stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof) and will expire when each Pre-Funded Warrant is fully exercised. Pre-Funded Warrants will be exercisable on a cashless basis if, at the time of exercise, there is no effective registration statement registering the resale of the shares of Agrify Common Stock resulting from an exercise or if the prospectus contained in the applicable registration statement is not available. Any Pre-Funded Warrants issued to RSLGH will be subject to a 49.99% beneficial ownership limitation and Pre-Funded Warrants issued to other holders will be subject to a 4.99% beneficial ownership limitation. Additionally, any exercise of Pre-Funded Warrants will, to the extent required, be subject to the receipt of stockholder approval under Nasdaq listing rules.

The Note imposes certain customary affirmative and negative covenants upon Agrify, including covenants relating to ranking and reservation of shares. If an event of default under the Note occurs and is not waived, RSLGH can elect to accelerate all or a portion of the then-outstanding principal amount of the Note, plus accrued and unpaid interest, including default interest, which accrues at a rate per annum equal to 14% from the date of a default or event of default.

The Note may be converted into Agrify Common Stock or, at the election of RSLGH, into Pre-Funded Warrants, with a beneficial ownership limitation of 49.99%, subject to applicable Nasdaq listing rules. If RSLGH elects to convert the Note into Agrify Common Stock, and for interest payments payable in the form of Agrify Common Stock, the conversion price per share will be $29.475 (the “Conversion Price”), equal to the Minimum Price as such term is defined under Nasdaq Listing Rule 5635 at the time the Note was issued, subject to customary adjustments for certain corporate events. If RSLGH elects to convert the Note into Pre-Funded Warrants, and for interest payments payable in the form of Pre-Funded Warrants, the conversion price per Pre-Funded Warrant will be equal to the Conversion Price less the $0.001 exercise price of the warrant. The conversion of the Notes into Agrify Common Stock and/or Pre-Funded Warrants will be subject to certain customary conditions and, to the extent required, the receipt of stockholder approval under Nasdaq listing rules.

The foregoing summaries of the Note and related transactions, including the terms of the Pre-Funded Warrants, do not purport to be complete and are qualified in their entirety by reference to the complete text of the form of Note and the form of Pre-Funded Warrant, which are filed as Exhibit 10.3 and Exhibit 10.4 hereto, respectively, and which are incorporated by reference herein.

Representations, Warranties and Covenants

The Purchase Agreement and the License Agreement have been included as exhibits hereto to provide investors with information regarding their respective terms and are not intended to provide any financial or other factual information about the Company, VCP or the counterparties to those agreements. In particular, the representations, warranties and covenants contained in those agreements (i) were made only for purposes of that agreement and as of specific dates, (ii) were made solely for the benefit of the parties to the respective agreements, (iii) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to agreements rather than establishing those matters as facts, and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the applicable agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On August 27, 2025, the Company issued a press release announcing the sale of VCP, the entry into the License Agreement and the entry into the Note, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1*	Purchase Agreement, dated August 27, 2025, by and between VCP23, LLC and Agrify Corporation

10.2*	Trademark and Recipe License Agreement, dated August 27, 2025, by and between VCP IP Holdings, LLC and GTI Core, LLC

10.3*	Form of Secured Convertible Note dated August 25, 2025

10.4*	Form of Pre-Funded Common Stock Purchase Warrant of Agrify Corporation

99.1**	Press Release of Green Thumb Industries Inc. dated August 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

/s/ Bret Kravitz
Date: August 27, 2025	Bret Kravitz General Counsel and Secretary